UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2008

HIRERIGHT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33613	33-0465016
(State or other jurisdiction of	(Commission file number)	(IRS employer identification no.)
incorporation or organization)

5151 California Avenue, Irvine, CA 92617 www.hireright.com
(Address of principal executive offices)

(949) 428-5800
(Telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Compensatory Arrangements of Certain Officers.

As previously reported, on January 8, 2008, the compensation committee of the board of directors of HireRight, Inc. (“we” or the “company”) approved our 2008 Executive Short-Term Incentive Plan (the “Plan”).  The Plan is a performance-based, cash bonus pool with an annual payout for our senior management team that may be amended from time to time or canceled at the discretion of our compensation committee.  Cash bonus plans for our executive team have been used by the company in each of the past several years as a part of our compensation program.  On February 13, 2008, the compensation committee amended the Plan to increase the target bonus for our chief executive officer as set forth below.

The Plan is focused on achievement of company-wide performance objectives or metrics, as follows:  40% of the potential bonuses for all participants in 2008 will be based on our achieving our operating income targets; 20% will be based on our achieving our service revenue targets; 25% will be based on our achieving our fully diluted earnings per share targets; and 15% will be based on our customer service scores for 2008. The potential bonuses under the Plan are targeted as a percent of each participant’s base salary, including 35% for most participants, 80% for the chief executive officer, and 60% for the vice president, worldwide sales of the company.

All payments under the Plan are subject to the discretion of, and must be approved by, the compensation committee.  Accordingly, the committee may take into account each participant’s subjective personal contributions, based on input from the chief executive officer for those participants other than himself, in determining the actual amounts ultimately awarded under the Plan for 2008 for each participant.  Further, provided that the company achieves its annual operating income target, the compensation committee may, in its sole discretion, make up any quarterly shortfall in the bonus calculation.  The committee also has authority under the Plan to authorize an overachievement bonus provided the company exceeds its operating income objectives, of up to 15% of the amount of the excess operating income over plan for the year, subject to a cap on the potential overachievement bonus payable to any participant of two times his or her annual target bonus amount.

A copy of the revised Plan is attached to this Current Report as Exhibit 10.1.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	2008 Executive Short-Term Incentive Plan, as Revised

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC.,
a Delaware corporation

Date: February 14, 2008	By:	/s/ Eric J. Boden
Eric J. Boden
Chief Executive Officer